                                                                EXHIBIT h(14)(f)

                                 AMENDMENT NO. 5
                             PARTICIPATION AGREEMENT

     The Participation Agreement (the "Agreement"), dated December 18, 1996, as amended, by and among AIM Variable Insurance Funds, a Delaware trust, A I M Distributors, Inc., a Delaware corporation, and ML Life Insurance Company of New York, a New York life insurance company, is hereby amended as follows:

     Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

                                   SCHEDULE A

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
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   FUNDS AVAILABLE UNDER THE                        SEPARATE ACCOUNTS                   CONTRACTS FUNDED BY THE
          CONTRACTS                                UTILIZING THE FUNDS                      SEPARATE ACCOUNTS
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
SERIES I SHARES OF:                         ML of New York Variable Annuity          Merrill Lynch Retirement Plus
AIM V.I. Capital Appreciation Fund          Separate Account A                       Merrill Lynch Investor Life
AIM V.I. International Equity Fund                                                   Merrill Lynch Investor Life Plus
AIM V.I. Value Fund                         ML of New York Variable Life Separate    Merrill Lynch Estate Investor I
                                            Account II                               Merrill Lynch Estate Investor II
                                                                                     Prime Plans I, II, III, IV, V, VI, 7
                                            ML of New York Life Variable Life        Prime Plan Investor
                                            Separate Account                         Directed Life, Directed Life 2
                                                                                     Merrill Lynch Retirement Power
                                                                                     Merrill Lynch Legacy Power
                                                                                     Merrill Lynch Retirement Optimizer
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     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective as of October 5, 2001
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
                                                              AIM VARIABLE INSURANCE FUNDS


Attest:   /s/ NANCY L. MARTIN                                 By: /s/ CAROL F. RELIHAN
        ----------------------------------                        -----------------------------------------
              Assistant Secretary                                           Senior Vice President
(SEAL)


                                                              A I M DISTRIBUTORS, INC.


Attest:   /s/ NANCY L. MARTIN                                 By: /s/ MICHAEL J. CERO
        ----------------------------------                        -----------------------------------------
              Assistant Secretary                                               President
(SEAL)


                                                              ML LIFE INSURANCE COMPANY OF NEW YORK


Attest:    /s/ NOT LEGIBLE                                    By: /s/ NOT LEGIBLE
        ----------------------------------                        -----------------------------------------
               Assistant Secretary                                              President
(SEAL)
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